UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2010

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
            Compensatory Arrangements of Certain Officers.

On May 6, 2010, G. Smedes York retired from the registrant’s board of directors.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The registrant’s 2010 annual meeting of shareholders was held on May 6, 2010. The following matters were voted upon at the meeting by the holders of the registrant’s common stock.

1.	The following directors were elected for terms expiring at the registrant’s 2013 annual meeting of shareholders.

Nominee	Votes For	Authority Withheld	Broker Nonvotes
Joshua W. Martin, III	78,970,075	1,787,328	32,174,299
James M. Micali	78,901,711	1,855,692	32,174,299
Harold C. Stowe	78,897,931	1,859,472	32,174,299

2.	The SCANA Corporation Long-Term Equity Compensation Plan as amended and restated on December 31, 2009 was approved.

Votes For	71,294,483
Votes Against	7,721,604
Abstentions	1,741,316
Broker Nonvotes	32,174,299

3.	The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for SCANA Corporation was approved.

Votes For	101,616,530
Votes Against	789,886
Abstentions	803,125
Broker Nonvotes	9,722,161

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    SCANA Corporation
                                      (Registrant)

May 7, 2010                                                         By:       /s/James E. Swan, IV
                                                                                        James E. Swan, IV
                                       Controller